SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 26, 2003
                                                         -----------------



                                EATON VANCE CORP.
                               ------------------
             (Exact name of registrant as specified in its charter)



         Maryland                       1-8100                   04-2718215
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)


255 State Street, Boston, Massachusetts                                02109
---------------------------------------                                -----
(Address of principal executive offices)                             (Zip Code)



       Registrant's telephone number, including area code: (617) 482-8260
                                                           --------------

                       INFORMATION INCLUDED IN THE REPORT


ITEM 5.   OTHER EVENTS
-------   ------------

     Registrant has reported its results of operations for the three months ended January 31, 2003, as described in Registrant's news release dated February 26, 2003, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
-------  ----------------------------------

         (c)  Exhibits.

         Exhibit No.    Document
         -----------    --------

         99.1           Press release issued by the Registrant dated
                        February 26, 2003.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                EATON VANCE CORP.
                                (Registrant)


Date: February 26, 2003         /s/ William M. Steul
      -----------------         -----------------------------------------
                                William M. Steul, Chief Financial Officer

                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:


Exhibit No.     Description
-----------     -----------

99.1            Copy of Registrant's news release dated February 26, 2003.

--------------------------------------------------
NEWS RELEASE
--------------------------------------------------
               Eaton Vance Corp.
               The Eaton Vance Building
{LOGO}         255 State Street, Boston, MA  02109
               (617) 482-8260
               Contact: William M. Steul
--------------------------------------------------

                                                February 26, 2003

                                                FOR IMMEDIATE RELEASE
                                                ---------------------



                                EATON VANCE CORP.
                        REPORT FOR THE THREE MONTHS ENDED
                                JANUARY 31, 2003


BOSTON, MA--Eaton Vance Corp. reported diluted earnings per share of $0.37 in the first three months of fiscal 2003 compared to diluted earnings per share of $0.46 in the first three months of fiscal 2002.

Assets under management of $55.8 billion at the end of the first quarter of fiscal 2003 were $3.5 billion or 6 percent below the $59.3 billion at the end of the first fiscal quarter last year. This 6 percent decline compares to a 23 percent decline in the S&P 500 and a 31 percent decline in the Nasdaq Composite for the same 12-month period. The Company's assets under management were negatively affected by $8.1 billion of market depreciation, 57 percent of which was offset by $4.6 billion of positive net inflows in the last 12 months. Gross sales and inflows of long-term funds and separate accounts in the last 12 months were $13.3 billion. The Company's strong position in fixed income investment management continued to help offset the effects on Eaton Vance of the unprecedented equity market declines of the past three years.

Net inflows of long-term fund assets and separate account assets in the first three months of 2003 were $1.3 billion compared to $1.1 billion in the first three months of last year. Net inflows in the first quarter of 2003 benefited from the successful offering of nine closed-end municipal bond funds that added $0.7 billion of new assets. Tables 1, 2 and 3 (attached) summarize assets under management and asset flows by investment objective.

As a result of lower average assets under management, fiscal 2003 first quarter revenue decreased by $10.7 million or 8 percent to $124.9 million, compared to fiscal 2002 first quarter revenue. Investment adviser and administration fees declined 4 percent to $69.1 million. Distribution and underwriter fees declined 14 percent reflecting lower fund assets under management and the continuing shift from sales of Class B and Class C mutual fund shares to other share classes and assets with low or no distribution fees. Service fee revenue declined 11 percent in the first quarter of fiscal 2003 because of the decline in average assets in mutual funds that pay service fees.

Fiscal first quarter 2003 operating expenses of $86.5 million were essentially flat compared to $86.2 million in fiscal first quarter 2002. Compensation expense decreased 6 percent primarily because of lower operating income based bonus accruals.

Amortization of deferred sales commissions was flat at $21.4 million in the first quarters of fiscal 2003 and 2002. Service fee expense and distribution fee expense declined 4 percent and 3 percent respectively, reflecting the decline in fund assets under management. Other expenses increased $2.9 million or 23 percent primarily because of $1.8 million of one-time closed-end municipal bond fund offering expenses, as well as increases in marketing related travel and promotion expenses.

First quarter 2003 operating income declined 23 percent to $38.4 million and net income declined 22 percent to $25.9 million. Other income declined by $0.2 million, primarily because of a 9 percent decrease in interest income and the accrual, beginning November 13, 2002, of an additional 2.5% per annum of cash interest by a subsidiary on certain of its notes. Partly offsetting the lower net interest income and additional items of other income was a $0.5 million increase in gains on the sale of investments. The Company's provision for income taxes was 35 percent in the first quarter of fiscal 2003 and in the first quarter of fiscal 2002.

Cash, cash equivalents and short-term investments were $209.5 million on January 31, 2003, $188.0 million on October 31, 2002 and $222.8 million on January 31, 2002. The Company's strong operating cash flow in the last 12 months allowed it to reduce its long-term debt by $91.7 million or 41 percent to $131.7 million, and pay $82.4 million in income taxes (including reducing the deferred tax liability by $24.3 million to $44.0 million), $80.6 million in sales commissions, $44.7 million to repurchase 1,460,000 shares of its non-voting common stock and $20.4 million in dividends to shareholders. There are no outstanding borrowings against the Company's $170.0 million credit facility.

During the first three months of fiscal year 2003, the Company repurchased and retired 324,600 shares of its non-voting common stock under its repurchase authorization. Approximately 2.0 million shares remain of the current 4.0 million-share authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward- looking statements." The Company's actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company's filings with the Securities and Exchange Commission.

                                                          Eaton Vance Corp.
                                                 Summary of Results of Operations
                                            (in thousands, except per share amounts)


                                                              Three Months Ended
                                                   -------------------------------------
                                                   January 31,     January 31,       %
                                                      2003            2002        Change
                                                   -----------     -----------    ------
Revenue:
     Investment adviser and administration fees     $ 69,074       $ 71,867        (3.9)%
     Distribution and underwriter fees                37,005         43,242       (14.4)
     Service fees                                     17,925         20,062       (10.7)
     Other income                                        930            499        86.4
                                                   ----------      ---------      -------
     Total revenue                                   124,934        135,670        (7.9)
                                                   ----------      ---------      -------
Expenses:
     Compensation of officers and employees           26,403          28,060       (5.9)
     Amortization of deferred sales commissions       21,394          21,403       (0.0)
     Service fee expense                              15,753          16,352       (3.7)
     Distribution fee expense                          7,683           7,890       (2.6)
     Other expenses                                   15,313          12,447       23.0
                                                   ----------      ----------    -------
     Total expenses                                   86,546          86,152        0.5
                                                   ----------      ----------    -------
Operating Income                                      38,388          49,518      (22.5)

Other Income/(Expense):
     Interest income                                   1,531           1,689       (9.4)
     Interest expense                                 (1,433)         (1,087)      31.8
     Gain on sale of investments                       1,874           1,383       35.5
     Foreign currency (loss)                             (95)              -        n/a
     Equity in net loss of affiliates                   (226)           (131)      72.5
                                                   ----------      ----------    -------
Income Before Minority Interest and Income Taxes      40,039          51,372      (22.1)

Minority Interest                                       (180)           (306)     (41.2)
                                                   ----------      ----------    -------
Income Before Income Taxes                            39,859          51,066      (21.9)

Income Taxes                                          13,950          17,873      (21.9)
                                                   ----------      ----------    -------
Net Income                                          $ 25,909        $ 33,193      (21.9)
                                                   ==========      ==========    =======
Earnings Per Share:
     Basic                                          $   0.37        $   0.48      (22.9)
                                                   ==========      ==========    =======
     Diluted                                        $   0.37        $   0.46      (19.6)
                                                   ==========      ==========    =======
Dividends Declared, Per Share                       $ 0.0800        $ 0.0725       10.3
                                                   ==========      ==========    =======
Weighted Average Shares Outstanding:
     Basic                                            69,163          69,042        0.2
                                                   ==========      ==========    =======
     Diluted                                          70,495          71,813       (1.8)
                                                   ==========      ==========    =======

                                     Eaton Vance Corp.
                                      Balance Sheet
                         (in thousands, except per share figures)

                                                               January 31,  October 31,  January 31,
                                                                  2003         2002         2002
                                                               -----------  -----------  -----------
ASSETS

Current Assets:
   Cash and cash equivalents                                    $ 114,525    $ 144,078    $ 129,378
   Short-term investments                                          94,933       43,886       93,399
   Investment adviser fees and other receivables                   24,605       19,502       23,750
   Other current assets                                             3,463        6,101        3,372
                                                                ----------   ----------   ----------
      Total current assets                                        237,526      213,567      249,899
                                                                ----------   ----------   ----------
Other Assets:

   Deferred sales commissions                                     228,038      239,048      263,035
   Goodwill                                                        69,467       69,467       69,258
   Other intangible assets, net                                    37,110       37,296       38,788
   Long-term investments                                           31,312       39,982       39,094
   Equipment and leasehold improvements, net                       13,352       13,897       14,556
   Other assets                                                     3,277        3,362       11,488
                                                                ----------   ----------   ----------
      Total other assets                                          382,556      403,052      436,219
                                                               -----------  -----------   ----------
Total assets                                                    $ 620,082    $ 616,619    $ 686,118
                                                               ===========  ===========   ==========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Accrued compensation                                         $   9,474    $  31,899    $  16,473
   Accounts payable and accrued expenses                           17,293       16,324       20,562
   Dividend payable                                                 5,528        5,522        5,035
   Current portion of long-term debt                                7,143        7,143        7,143
   Other current liabilities                                       22,807        7,382       23,741
                                                               -----------   ----------   ----------
      Total current liabilities                                    62,245       68,270       72,954
                                                               -----------   ----------   ----------
Long-term Liabilities:
   Long-term debt                                                 124,555      124,118      216,236
   Deferred income taxes                                           43,993       50,531       68,259
                                                               -----------   ----------   ----------
      Total long-term liabilities                                 168,548      174,649      284,495
                                                               -----------   ----------   ----------
      Total liabilities                                           230,793      242,919      357,449
                                                               -----------   ----------   ----------
Minority interest                                                   1,483        1,398        1,271
                                                               -----------   ----------   ----------
Commitments and contingencies                                           -            -            -

Shareholders' Equity:
   Common stock, par value $0.0078125 per share:
      Authorized, 640,000 shares
      Issued, 154,880 shares                                            1            1            1
   Non-voting common stock, par value $0.0078125 per share:
      Authorized, 95,360,000 shares
      Issued, 69,115,168, 69,102,459 and 68,462,051 shares,
      respectively                                                    540          540          543
   Notes receivable from stock option exercises                    (3,290)      (3,530)      (2,496)
   Deferred compensation                                           (1,825)      (2,100)      (2,925)
   Accumulated other comprehensive income                             886        2,585        3,899
   Retained earnings                                              391,494      374,806      328,376
                                                               -----------   ----------   ----------
      Total shareholders' equity                                  387,806      372,302      327,398
                                                               -----------   ----------   ----------
Total liabilities and shareholders' equity                      $ 620,082    $ 616,619     $686,118
                                                               ===========   ==========   ==========

                                     Table 1
                            Asset Flows (in millions)
                      Twelve Months Ended January 31, 2003


Assets 1/31/2002 - Beginning of Period                         $ 59,272
  Long-term Fund Sales/Inflows                                   10,673
  Long-term Fund Redemptions/Outflows                            (6,954)
  Long-term Fund Net Exchanges                                     (215)
  Long-term Fund Mkt. Change                                     (6,139)
  Separate Accounts Inflows - Institutional/HNW                   1,726
  Separate Accounts Outflows - Institutional/HNW                   (982)
  Separate Accounts Inflows - Managed Accounts                      895
  Separate Accounts Outflows - Managed Accounts                    (125)
  Separate Accounts Mkt. Change                                  (1,948)
  Change in Money Market Funds                                     (453)
                                                               ---------
  Net Decrease                                                   (3,522)
                                                               ---------
Assets 1/31/2003 - End of Period                               $ 55,750
                                                               =========


                                     Table 2
                             Assets Under Management
                      By Investment Objective (in millions)

                       January 31,   October 31,     %      January 31,     %
                          2003          2002       Change      2002       Change
                       -----------   -----------   ------   -----------   ------
Equity Funds            $ 22,401      $ 22,910     - 2.2%   $ 27,459      -18.4%
Fixed Income Funds        14,601        13,302       9.8%     10,302       41.7%
Bank Loan Funds            7,308         7,687     - 4.9%      9,185      -20.4%
Money Market Funds           559           910     -38.6%        992      -43.6%
Separate Accounts         10,881        10,802       0.7%     11,334      - 4.0%
                        ----------   -----------   ------   -----------   ------
Total                   $ 55,750      $ 55,611       0.3%   $ 59,272      - 5.9%
                        ==========   ===========   ======   ===========   ======


                                     Table 3
                Asset Flows by Investment Objective (in millions)

                                                  ------------------------------
                                                        Three Months Ended
                                                    January 31,     January 31,
                                                       2003            2002
                                                  ------------------------------
Equity Fund Assets - Beginning of Period             $ 22,910        $ 25,277
  Sales/Inflows                                           707           1,250
  Redemptions/Outflows                                   (650)           (632)
  Exchanges                                               (28)             24
  Market Value Change                                    (538)          1,540
                                                  ------------------------------
  Net Change                                             (509)          2,182
                                                  ------------------------------
Equity Fund Assets - End of Period                   $ 22,401        $ 27,459
                                                  ------------------------------

Fixed Income Fund Assets - Beginning of Period         13,302          10,165
  Sales/Inflows                                         1,619             585
  Redemptions/Outflows                                   (430)           (321)
  Exchanges                                                64             151
  Market Value Change                                      46            (278)
                                                  ------------------------------
  Net Change                                            1,299             137
                                                  ------------------------------
Fixed Income Fund Assets - End of Period             $ 14,601        $ 10,302
                                                  ------------------------------

Bank Loan Fund Assets - Beginning of Period             7,687           9,582
  Sales/Inflows                                           156             294
  Redemptions/Outflows                                   (515)           (588)
  Exchanges                                               (64)            (97)
  Market Value Change                                      44              (6)
                                                  ------------------------------
  Net Change                                             (379)           (397)
                                                  ------------------------------
Bank Loan Fund Assets - End of Period                 $  7,308        $  9,185
                                                  ------------------------------

Long-Term Fund Assets - Beginning of Period             43,899          45,024
  Sales/Inflows                                          2,482           2,129
  Redemptions/Outflows                                  (1,595)         (1,541)
  Exchanges                                                (28)             78
  Market Value Change                                     (448)          1,256
                                                  ------------------------------
  Net Change                                               411           1,922
                                                  ------------------------------
Total Long-Term Fund Assets - End of Period           $ 44,310        $ 46,946


Separate Accounts - Beginning of Period                 10,802          10,468
  Separate Accounts Inflows - Institutional/HNW            587             589
  Separate Accounts Outflows - Institutional/HNW          (464)           (202)
  Separate Accounts Inflows - Managed Accounts             274              97
  Separate Accounts Outflows - Managed Accounts            (28)             (7)
  Separate Accounts Market Change                         (290)            389
                                                  ------------------------------
  Net Change                                                79             866
                                                  ------------------------------
Separate Accounts - End of Period                     $ 10,881        $ 11,334
                                                  ------------------------------
Money Market Fund Assets - End of Period                   559             992
                                                  ------------------------------
Total Assets Under Management - End of Period         $ 55,750        $ 59,272
                                                  ==============================